EXHIBIT 10.22B

AMENDMENT TWO

UNITED SECURITY BANCSHARES, INC.

NON-EMPLOYEE DIRECTORS’ DEFERRED COMPENSATION PLAN

WITNESSETH:

WHEREAS, United Security Bancshares, Inc. (the “Holding Company”) hereto established a nonqualified deferred compensation plan known as the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan (the “Plan”);

WHEREAS, the American Jobs Creation Act of 2004 created new Internal Revenue Code Section 409A (“Code Section 409A”), which imposes documentary and operational requirements on non-qualified deferred compensation arrangements;

WHEREAS, amounts deferred under the Plan meet the definition of “nonqualified deferred compensation” as set forth in Code Section 409A;

WHEREAS, Internal Revenue Service Notice 2010-6 provides additional guidance regarding the implementation of Code Section 409A; and

WHEREAS, the Holding Company desires to amend the Plan, effective as of January 1, 2009, to comply with the requirements of Code Section 409A pursuant to the guidance and relief provided under Internal Revenue Service Notice 2010-6.

NOW, THEREFORE, the Holding Company, in accordance with the provisions of the Plan pertaining to amendments thereof, hereby amends the Plan, effective as of January 1, 2009, as follows:

1. Amend Section 5.2(b) by replacing “as soon as administratively feasible” with “within 90 days”.

2. Amend Section 6.5(b) by replacing “as soon as administratively feasible” with “within 90 days”.

3. All other terms, conditions, and provisions not herein modified shall remain in full force and effect.

IN WITNESS WHEREOF, United Security Bancshares, Inc. has caused this Amendment Two to the United Security Bancshares, Inc. Non-Employee Directors’ Deferred Compensation Plan to be executed its duly authorized officer as of the 30th day of December, 2010.

UNITED SECURITY BANCSHARES, INC.

By:	/s/ R. Terry Phillips

Name:	R. TERRY PHILLIPS

Its:	PRESIDENT AND CEO